EXHIBIT 99.4

FORM OF LETTER
ERHC ENERGY INC.

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights
Distributed to Stockholders of
ERHC Energy Inc.

December 27, 2012

To Security Dealers, Commercial Banks,
Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (“Rights Offering”) by ERHC Energy Inc. (the “Company”) of shares of Common Stock (as such term is defined below), pursuant to non-transferable subscription rights (the “Rights”) distributed, at no charge, to all holders of record (the “Recordholders”) of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at 5:00 p.m., central time, on December 17, 2012 (the “Record Date”).  The Rights and Common Stock are described in the Company’s prospectus supplement dated December 27, 2012 (the “Prospectus Supplement”) accompanying this letter.

In the Rights Offering, the Company is offering an aggregate of over 246,486,285 shares of Common Stock, as described in the Prospectus Supplement.

The Rights will expire, if not exercised prior to 5:00 p.m., central time, on January 31, 2013, unless extended (the “Expiration Date”).

As described in the accompanying Prospectus Supplement, each beneficial owner of shares of Common Stock registered in your name or the name of your nominee is entitled to one Right for every three (3) shares of Common Stock owned by such beneficial owner at 5:00 p.m., central time, on the Record Date.  Each Right will allow the holder thereof to subscribe one (1) share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $0.075 per full share (the “Subscription Price”).  The Company will not issue or pay cash in place of fractional Rights or fractional shares.  Instead, the Company will round down any fractional Rights to the nearest whole Right, and any resulting fractional shares to the nearest whole share.  For example, if a Recordholder owned 100 shares of Common Stock as of 5:00 p.m., central time, on the Record Date, it would receive 33 Rights and would have the right to purchase 33 shares of Common Stock (33.33 rounded down to 33 Rights, with the total subscription payment being adjusted accordingly, as discussed below) for the Subscription Price.

If a holder purchases all of the shares of common stock available to it pursuant to its Basic Subscription Privilege, it may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Right (the “Unsubscribed Shares”), subject to the availability and pro rata allocation of the Unsubscribed Shares among all persons exercising this Over-Subscription Privilege.  To the extent the Unsubscribed Shares are not sufficient to satisfy all of the properly exercised Over-Subscription Privileges, then the Unsubscribed Shares will be prorated among those who properly exercised Over-Subscription Privilege based on the respective number of shares each such holder held as of the Record Date over the outstanding shares of the common stock at the Record Date (in each case, without giving effect to the number of shares subscribed for under the basic subscription privilege).  If this pro rata allocation results in any person receiving a greater number of Unsubscribed Shares than the person subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such person will be allocated only that number of Unsubscribed Shares for which the person oversubscribed, and the remaining Unsubscribed Shares will be allocated aong all other persons exercising the Over-Subscription Privilege on the same pro rata basis described above.  The proration process will be repeated until Unsubscribed Shares have been allocated or all Over-Subscription Privilege have been fulfilled, whichever occurs earlier.

Each Recordholder will be required to submit payment in full for all the shares it wishes to buy with its Over-Subscription Privilege.  Because we will not know the total number of Unsubscribed Shares prior to the expiration of the Rights Offering, if a Recordholder wishes to maximize the number of shares it may purchase pursuant to the Recordholder’s Over-Subscription Privilege, the Recordholder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to the Recordholder, assuming that no stockholders other than Recordholder purchases any shares of Common Stock pursuant to their Basic Subscription Privilege and Over-Subscription Privilege.  Fractional shares of Common Stock resulting from the exercise of the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly.  Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

The Company can provide no assurances that each Recordholder will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its’ Over-Subscription Privilege in full at the expiration of the Rights Offering.  The Company will not be able to satisfy a Recordholder’s exercise of the Over-Subscription Privilege if all of the stockholders exercise their Basic Subscription Privileges in full, and we will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Privilege.

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To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Recordholder pursuant to the Over-Subscription Privilege is less than the amount the Recordholder actually paid in connection with the exercise of the Over-Subscription Privilege, the Recordholder will be allocated only the number of Unsubscribed Shares available to it as soon as practicable after the Expiration Time, and the Recordholder’s excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

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To the extent the amount the Recordholder actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Recordholder pursuant to the Over-Subscription Privilege, such Recordholder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Over-Subscription Privilege.  See “The Rights Offering – The Subscription Rights – Over-Subscription Privilege.”

The Rights will be evidenced by a form of ERHC Energy Inc. Shareholder Subscription Rights Agreement (the “Subscription Rights Agreement”) accompanying the Prospectus Supplement in the Recordholder’s name or its nominee.

We are asking persons who hold shares of Common Stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of Common Stock directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.  In addition, we are asking beneficial owners who wish to obtain a separate Shareholder Subscription Rights Agreement to contact the appropriate nominee as soon as possible and request that a separate Shareholder Subscription Rights Agreement be issued.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the subscription agent, incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the subscription agent.

Enclosed are copies of the following documents:

1.	Prospectus Supplement;

2.	a form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee, with an attached form of the instruction;

3.	Instructions as to Use of ERHC Energy Inc. Shareholder Subscription Rights Agreement; and

4.	Notice of Guaranteed Delivery for ERHC Energy Inc. Shareholder Subscription Rights Agreement; and

5.	a return Envelope addressed to the subscription agent, Corporate Stock Transfer, Inc.

Your prompt action is requested.  To exercise the Rights, you should deliver the properly completed and signed Shareholder Subscription Rights Agreement (or Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures), with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Over-Subscription Privilege, to the subscription agent, as indicated in the Prospectus Supplement.  The subscription agent must receive the Shareholder Subscription Rights Agreement or Notice of Guaranteed Delivery with payment of the Subscription Price prior to the Expiration Date.  A Rights holder cannot revoke the exercise of its Rights, even if the Rights Offering is extended by the Company’s board of directors.  However, if the Company amends the Rights Offering to allow for an extension of the Rights Offering for a period of more than 45 days, a Rights holder may cancel its subscription and receive a refund of any money it has advanced.  Rights not exercised prior to the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from Corporate Sock Transfer, Inc., the subscription agent.  The subscription agent’s telephone number is (303)-282-4800.  Any questions or requests for assistance concerning the rights offering should be directed to the subscription agent.

Very truly yours,

ERHC Energy, Inc.